39



Exhibit 10.2
------------


                                ANTON DIST. INC.
                                ----------------
                        Suite 1450, 409 Granville Street
                           Vancouver, British Columbia
                                 Canada, V6C 1T2
                               Tel: (604) 669-3707


April 29, 2004

To:
THE SHAREHOLDERS AND THE BOARD OF DIRECTORS OF
----------------------------------------------
GRUPO MINERO INTERNACIONAL S.A.C.
---------------------------------
193-I, 401-C Jose Antonio Street
La Molina, Peru


Dear Sirs\Mesdames:

Re: OFFER TO PURCHASE ALL OF THE OUTSTANDING SHARES IN THE CAPITAL OF GRUPO MINERO INTERNACIONAL S.A.C. ("GRUPO") FROM ALL THE SHAREHOLDERS OF THE OUTSTANDING SHARES IN THE CAPITAL OF GRUPO BY ANTON DIST. INC. ("ANTON") (CHANGING ITS NAME TO "ANDRESMIN GOLD CORPORATION")
     ---------------------------------------------------------------------------

Subject to and in accordance with the terms and conditions contained herein, this binding letter agreement (the "Letter Agreement") will set forth the basic understanding, terms and conditions relating to the acquisition of all of the outstanding shares in the capital of Grupo (the "Grupo Capital"), a company organized under the laws of Peru, by Anton, a company organized under the laws of the State of Montana, (the "Transaction"). David Michael Clifton and Shih-Hung Chuang are the only shareholders of the Grupo Capital and are parties to this Letter Agreement.

The parties also intend to enter into a more formal purchase agreement by way of a share purchase agreement (the "Formal Agreement") and other documents that more fully delineate and formalize the terms outlined in this Letter Agreement, failing which the following terms will apply:

1.   Form of  Transaction.  Mr.  Clifton and Mr. Chuang will transfer all of the
     ---------------------
Grupo Capital and assign any loans owing from Grupo to Mr. Clifton and Mr. Chuang to Anton in exchange for: (i) receiving US$230,000 in cash from Anton, which will be payable by Anton to Mr. Clifton and Mr. Chuang in equal portions on the closing date, which will be June 10, 2004 (the "Closing Date"); and (ii) a 2.5% Net Smelter Royalty on all properties and mining rights currently owned by Grupo, which will be payable upon reaching commercial production in equal portions to Mr. Clifton and Mr. Chuang.

2.   Formal Agreement. Additional terms, conditions and provisions governing the
     -----------------
proposed Transaction may be contained in a Formal Agreement, which will be prepared and executed in form and substance satisfactory to Grupo and Anton and their respective legal counsel.

3.   Due Diligence. The parties obligations under this Letter Agreement shall be
     --------------
subject to the following conditions:

     (a) Anton shall complete due diligence to its satisfaction and that of its counsel, as to corporate status, compliance with applicable laws, assets, liabilities, contracts and financial condition and prospects of Grupo within thirty (30) days after entering into this Letter Agreement.

     (b) Grupo will provide Anton and its respective representatives, agents and advisers with reasonable access to, and copies of, all books, records, files and documents in Grupo's possession as may be reasonably requested by Anton in order that Anton may satisfy itself as to all matters relating to the business, ownership, assets, operations and liabilities of Grupo.

4.   Representations  and Warranties.  The Formal  Agreement shall contain usual
     --------------------------------
and customary representations and warranties by each of Grupo, Mr. Clifton, Mr. Chuang and Anton about each such corporation and the Grupo Capital, including but not limited to:

               (i)     due incorporation and good standing;
               (ii) due authorization of the transactions and agreements relating thereto;
               (iii)   title of each such corporation to its assets;
               (iv)    correctness of financial statements;
               (v) condition of properties, equipment and other material assets;
               (vi)    absence of undisclosed or contingent liabilities;
               (vii) absence of any material adverse change since the date of its most recent financial statements in the financial condition, results or prospects of such corporation;
               (viii)  absence of tax liabilities other than on a current basis;
               (ix)    absence of any threatened or pending litigation;
               (x)     continuing  validity  of contracts, licenses and permits;
                       and
               (xi) that the Grupo Capital is free and clear of any liens or encumbrances.

5.   Indemnification.  Each of Grupo,  Mr.  Clifton,  Mr. Chuang and Anton shall
     ----------------
agree to indemnify the other against any loss, damage, expense, judgment or payment (including expenses of investigation, attorney's fees and litigation expenses) resulting from the inaccuracy of any representation or warranty made by such party in the Formal Agreement.

6.   Condition Precedent to Closing. Anton shall have raised US$230,000 prior to
     -------------------------------
June 10, 2004 in order to have the funds available to complete the Transaction on the Closing Date.

7.   Consents.  Each of Grupo, Mr. Clifton,  Mr. Chuang and Anton will cooperate
     ---------
with one another and proceed, as promptly as is reasonably practicable to seek to obtain all necessary consents and approvals, and to endeavor to comply with all other legal or contractual requirements for or preconditions to the execution and consummation of the Formal Agreement.

8.   Confidentiality.  Each of Grupo and Anton  agrees to treat all  information
     ----------------
(including but not limited to any information identified as "confidential" in writing and any such information which by its content or from the manner in which it is provided could reasonably be deemed to be confidential) concerning the other furnished, or to be furnished, by or on behalf of the other in accordance with the provisions of this paragraph (collectively, the "Information"), and to take, or abstain from taking, other actions set forth herein. The Information will be used solely for the purpose of evaluating the proposed transactions, and will be kept confidential by each corporation and its officers, directors, employees, representatives, agents, and advisors; provided that (i) any of such Information may be disclosed by either corporation to its officers, directors, employees, representatives, agents, and advisors who need to know such information for the purpose of evaluating the proposed transactions, (ii) any disclosure of such information may be made to which each corporation consents in writing, (iii) such information may be disclosed if so required by law and (iv) such obligation of confidentiality shall expire upon such confidential information becoming public by means other than a breach of this paragraph. If the proposed Transaction is not consummated, each of Grupo and Anton will promptly return all documents, contracts, records, or properties to the other. The provisions of this paragraph shall survive the termination of this Letter Agreement.

9.   Public Disclosure. Before the closing of the proposed Transaction,  neither
     ------------------
Grupo nor Anton shall make any public release of information regarding the matters contemplated herein except (i) that press releases shall be issued by Anton as promptly as is practicable after the execution of this Letter Agreement, (ii) that Grupo and Anton may each continue such communications with employees, customers, suppliers, franchisees, lenders, lessors, shareholders, and other particular groups as may be legally required or necessary or appropriate and not inconsistent with the best interests of the other party or the prompt consummation of the transactions contemplated by this Letter Agreement, and (iii) as required by law.

10.  Reasonable  Commercial  Efforts.  Each of Grupo and Anton will negotiate in
     --------------------------------
good faith and use its reasonably commercial efforts to arrive at a mutually acceptable Formal Agreement for approval, execution, and delivery on the earliest reasonably practicable date. Anton will pursue its due diligence investigation of the business, financial condition and prospects of Grupo in good faith and with reasonable dispatch. Each party hereto will also use its reasonable commercial efforts (subject to all the terms and conditions hereof and the Formal Agreement) to effect the closing of the Transaction and to proceed with the transactions contemplated in this Letter Agreement and the Formal Agreement as promptly as is reasonably practicable.

11.  Transactions  in the  Ordinary  Course.  Upon the  execution of this Letter
     ---------------------------------------
Agreement, each of Grupo and Anton will not make or agree to make any purchase, sale or other similar transaction of assets, securities or otherwise in an amount in any transaction, greater than $10,000 without the consent of the other party hereto, which consent shall not be unreasonably withheld; except in any such case, for any such transactions which are in the ordinary course and scope of the business of such party.

12.  Costs.  Grupo and Anton will each be solely responsible for and bear all of
     ------
its own respective expenses, including, without limitation, expenses of legal counsel, accountants, financial and other advisors, incurred at any time in connection with pursuing or consummating the Formal Agreement and the transactions contemplated herein.

13.  Execution  in  Counterparts.  This  Letter  Agreement  may be  executed  in
     ----------------------------
original or counterpart form, delivered by facsimile or otherwise, and when executed by the parties as aforesaid, shall be deemed to constitute one agreement and shall take effect as such.

14.  Governing  Law. The situs of this Letter  Agreement is  Vancouver,  British
     ---------------
Columbia, and for all purposes this Letter Agreement will be governed exclusively by and construed and enforced in accordance with the laws and Courts prevailing in the Province of British Columbia.


Yours very truly,
ANTON DIST. INC.


Per:     /s/ Lance Larsen
    ----------------------------------
         Lance Larsen, Director

If the parties wish to accept the terms and conditions set forth above, please execute this Letter Agreement and return an originally signed copy to the undersigned. Upon such execution and return, this Letter Agreement shall constitute a binding agreement upon the parties.


GRUPO MINERO INTERNACIONAL S.A.C.


Per:     /s/ Esther Yvonne Carrillo                  Dated: May 7, 2004
    ----------------------------------
         Authorized Signatory



         /s/ David Clifton                           Dated: May 7, 2004
--------------------------------------
David Michael Clifton, shareholder of
Grupo Minero Internacional S.A.C.



         /s/ Shih-Hung Chuang                        Dated: May 7, 2004
--------------------------------------
Shih-Hung Chuang, shareholder of
Grupo Minero Internacional S.A.C.